Exhibit 99.1

For More Information Contact:

Damon Wright

+1 (714) 382-5013

damon.wright@ingrammicro.com

Ingram micro AND Tianjin Tianhai RECEIVE CLEARANCE FROM

COMMITTEE ON fOREIGN iNVESTMENT IN THE UNITED STATES

TO PROCEED WITH Proposed ACQUISITION

IRVINE, CA - 11/01/2016 – Ingram Micro Inc. (NYSE: IM) today announced in connection with its pending acquisition by Tianjin Tianhai Investment Company, Ltd. (Tianjin Tianhai) (SSE A Share: 600751 and SSE B Share: 900938), that the parties have received clearance from the Committee on Foreign Investment in the United States (CFIUS) to proceed with the transaction.

The companies also said that they have received clearance from the antitrust authorities in Austria, Italy, Poland and Slovakia.

The merger remains subject to approval from China’s State Administration of Foreign Exchange (SAFE) and other customary closing conditions.  The companies continue to expect the transaction to close in 2016, whereby Ingram Micro will become a part of HNA Group, a Hainan-based Fortune Global 500 enterprise group and a leader in aviation, tourism and logistics, which is the largest stockholder of Tianjin Tianhai.

About HNA Group

Developed from a local aviation transportation operator to a conglomerate encompassing core divisions of aviation, holdings, capital, tourism and logistics, HNA Group’s business outreach has expanded from Hainan Island to the globe, which has assets valued at over $90 billion, and has 11 listed companies. In 2015, HNA Group had revenues of $29 billion and nearly 180,000 employees worldwide. More at www.hnagroup.com.

About Tianjin Tianhai

Tianjin Tianhai was established in December 1st, 1992, located in Tianjin Airport Economic Zone, with registered capital above RMB2.89 billion. Tianjin Tianhai is a Shanghai Stock Exchange traded company. Tianjin Tianhai has now developed from a traditional marine shipping company into a modern logistic industry investor and operator, focusing on investment in logistic market segments, supply chain investment and management based on upstream and downstream of the logistic industry, as well as financing service for the logistic industry. With its clear vision, Tianjin Tianhai will be committed to becoming a core platform for logistic assets investment/management and financing service with global coverage under HNA Group.

About Ingram Micro Inc.

Ingram Micro helps businesses Realize the Promise of Technology™. It delivers a full spectrum of global technology and supply chain services to businesses around the world. Deep expertise in technology solutions, mobility, cloud, and supply chain solutions enables its business partners to operate efficiently and successfully in the markets they serve. Unrivaled agility, deep market insights and the trust and dependability that come from decades of proven relationships, set Ingram Micro apart and ahead. More at www.ingrammicro.com.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this communication that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro's business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) our acquisition and investment strategies may not produce the expected benefits, which may adversely affect results of operations; (2) changes in macro-economic and geopolitical conditions can affect our business and results of operations; (3) failure to retain and recruit key personnel would harm our ability to meet key objectives; (4) we are dependent on a variety of information systems, which, if not properly functioning, and available, or if we experience system security breaches, data protection breaches, or other cyber-attacks and security risks to our associates, could adversely disrupt our business and harm our reputation and net sales; (5) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (6) we may become involved in intellectual property disputes that could cause us to incur substantial costs, divert the efforts of management or require us to pay substantial damages or licensing fees; (7) our failure to adequately adapt to industry changes could negatively impact our future operating results; (8) we continually experience intense competition across all markets for our products and services; (9) termination of a key supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (10) substantial defaults by our customers or the loss of significant customers could negatively impact our business, results of operations, financial condition or liquidity; (11) changes in, or interpretations of, tax rules and regulations, changes in the mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (12) our goodwill and identifiable intangible assets could become impaired, which could reduce the value of our assets and reduce our net income in the year in which the write-off occurs; (13) changes in our credit rating or other market factors, such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (14) we cannot predict the outcome of litigation matters and other contingencies that we may be involved with from time to time; (15) our failure to comply with the requirements of environmental regulations could adversely affect our business; (16) we face a variety of risks in our reliance on third-party service companies, including shipping companies, for the delivery of our products and outsourcing arrangements; (17) changes in accounting rules could adversely affect our future operating results; (18) our quarterly results have fluctuated significantly; (19) despite its global presence, Ingram Micro may fail to proactively identify and tap into emerging markets and geographies; (20) our acquisition by Tianjin Tianhai / the HNA Group may not be timely completed, if completed at all; and (21) prior to the completion of our acquisition by Tianjin Tianhai / the HNA Group, our business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with vendors, customers, licensees, other business partners or governmental entities, or retain key employees.  We have historically instituted, and will continue to institute, changes to our strategies, operations and processes in an effort to address and mitigate risks; however, there are no assurances that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to our SEC filings, and specifically to Item 1A-Risk Factors, of our latest Annual Report on Form 10-K.

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